Exhibit 99.1

Independence Realty Trust Announces Leadership Update and First Quarter 2023 Dividend
Company Release - 03/14/2023
PHILADELPHIA--(BUSINESS WIRE)-- Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) announced today that Farrell Ender, President of IRT, will be leaving the company effective May 1, 2023, to pursue other opportunities.
“We would like to thank Farrell for his dedication and commitment to IRT, while leading our operations through transformational growth,” said Scott Schaeffer, IRT’s Chairman and CEO. “Farrell was a key contributor to IRT becoming a leading public multifamily REIT, through our expansion efforts and the realization of our redevelopment initiatives. We wish him all the best in his future endeavors.”
“I truly appreciate the opportunity to have contributed to the success of IRT,” said Mr. Ender. “I am proud of the IRT team, our commitment to our residents and communities, and the returns we’ve provided our shareholders.”
In connection with Mr. Ender’s departure, IRT’s asset management, revenue management and marketing initiatives will be realigned to fall under operations, which will continue to be led by Mike Daley, Executive Vice President of Operations and People and Janice Richards, Senior Vice President of Operations. The company’s redevelopment initiatives, and acquisition and investment activities will continue to be managed by their respective senior department heads. They will now report directly to Mr. Schaeffer, who will take on the additional title of President. These organizational changes are expected to streamline the business and enhance operational excellence as we seek to cultivate an exceptional experience for our residents and employees.
First Quarter 2023 Dividend
On March 13, 2023, IRT’s board of directors declared a quarterly dividend of $0.14 per share of IRT common stock, payable on April 21, 2023 to stockholders of record at the close of business on March 31, 2023.

About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.
Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of COVID-19 and other potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the dividend described in this press release.

Independence Realty Trust, Inc.
Edelman Smithfield
Lauren Torres
917-365-7979
IRT@edelman.com

Source: Independence Realty Trust, Inc.